Exhibit 21


                          Subsidiaries of the Company


                                                  Jurisdiction of Incorporation
                                                  -----------------------------

Guyana Telephone and Telegraph Company Limited     Guyana
ATN (Haiti), Inc.                                  Delaware
Digicom S.A.                                       Haiti
Wireless World, LLC.                               United States Virgin Islands